Exhibit 3.2(b)

AMENDED AND RESTATED

BY-LAWS

OF

RIDDELL SPORTS GROUP, INC.

SECTION 1. MEETINGS OF STOCKHOLDERS.

Except as otherwise provided by law, in the certificate of incorporation of the corporation (as restated or amended from time to time, the “Certificate of Incorporation”) or in the Stockholders Agreement dated as of June 22, 2001 by and among the corporation and the holders of equity interests of the corporation party thereto (as amended, supplemented or otherwise modified from time to time, the “Stockholders Agreement”):

1.1 Annual Meeting. An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors of the corporation (the “Board”).

1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the Chief Executive Officer, the President, the Secretary, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice. A special meeting of stockholders shall be called by the Chief Executive Officer, the President or the Secretary upon the written request, stating time, place, and the purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting.

1.3 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except when required under Section 1.5 below or by law. Each notice of a meeting shall be given, personally or by mail, not fewer than 10 nor more than 60 days before the meeting and shall state the time, place and hour of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the corporation’s records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

1.4 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting from time to time in the manner provided in this Section 1.4 until a quorum shall attend. At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given, if the time and place are announced at the meeting at which the adjournment is taken, except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.3 of these By-Laws.

1.5 Organization. The Chairman of the Board, if any, or in his absence the Chief Executive Officer, the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

1.6 Voting; Proxies. Each stockholder of record shall be entitled to one vote for each share of Class A Common Stock, par value $.001 per share, of the corporation registered in his, her or its name. Except as otherwise provided by applicable law, stockholders holding shares of Class B Common Stock, par value $.001 per share (“Class B Common Stock”), of the corporation shall not be entitled to vote. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by Section 1.7. Directors shall be elected in the manner provided in Section 2.1 of these By-Laws. Voting need not be by ballot, unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.

1.7 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

SECTION 2. BOARD OF DIRECTORS.

Except as otherwise provided by law, in the Certificate of Incorporation or in the Stockholders Agreement:

2.1 Number, Qualification, Election and Term of Directors. The business of the corporation shall be managed by the entire Board, which shall consist of seven (7) directors. The number of directors may be changed by resolution of a majority of the Board or by the holders of a majority of the shares entitled to vote, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9. As used in these By-laws, the term “entire Board” means the total number of directors the corporation would have, if there were no vacancies on the Board.

2.2 Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10. Action of the Board shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

2.3 Place of Meetings. Meetings of the Board may be held within or without the State of Delaware.

2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

2.5 Special Meetings. Special meetings of the Board may be called by the chairman or by a majority of the directors.

2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting, if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or the committee.

2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or any committee of the Board may participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the chairman, president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, ether with or without cause, by vote of the stockholders.

2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

2.11 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director also may be paid for serving the corporation or its affiliates or subsidiaries in other capacities.

SECTION 3. COMMITTEES OF THE BOARD.

3.1 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the

Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board pursuant to authority expressly granted to the Board by the Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each committee which may be established by the Board pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

SECTION 4. OFFICERS.

4.1 Number; Security. The executive officers of the corporation shall be the Chairman, a Chief Executive Officer, a President, one or more Vice Presidents (including an executive vice president, if the Board so determines), a Secretary and a

Treasurer. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

4.2 Election; Term of Office. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4 of these By-Laws.

4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the chairman, president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee that appointed him or by the chairman.

4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these By-Laws for election or appointment to the office.

4.6 The Chairman. The Chairman of the Board shall preside over all meetings of the board at which he or she is present, and shall have such other powers and duties as chairmen of the boards of corporations usually have or the Board assigns to him or her.

4.7 The Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer of the corporation shall manage and direct the daily business and affairs of the corporation and shall communicate to the Board and any Committee thereof reports, proposals and recommendations for their respective consideration or action. He may do and perform all acts on behalf of the Corporation and shall preside at all meetings of the stockholders if present thereat, and in the absence of the Chairman of the Board of Directors have such powers and perform such duties as the Board or the chairman may from time to time prescribe or as may be prescribed in these by-laws, and in the event of the absence, incapacity or inability to act of the chairman, then the chief executive officer shall perform the duties and exercise the powers of the chairman.

4.8 President. The President shall have such powers and perform such duties as the Board or the chairman may from time to time prescribe or as may be prescribed in these By-Laws.

4.9 Vice President. Each Vice President shall have such powers and duties as the Board or the Chairman assigns to him or her.

4.10 The Treasurer. The Treasurer shall be the Chief Financial Officer of the corporation and shall be in charge of the corporation’s books and accounts. Subject to the control of the Board, he or she shall have such other powers and duties as the Board or the President assigns to him or her.

4.11 The Secretary. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, shall be responsible for giving notice of all meetings of stockholders and the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he or she shall have such powers and duties as the Board or the president assigns to him or her. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

4.12 Salaries. The Board may fix the officers salaries, if any, or it may authorize the Chairman to fix the salary of any other officer.

SECTION 5. SHARES.

5.1 Certificates. The corporation’s shares shall be represented by certificates in the form prescribed by law and so approved from time to time by the Board. Each certificate shall be signed by the Chairman, Chief Executive Officer, President or a Vice President, and by the Secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with the corporation’s seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

5.2 Transfers. Shares shall be transferable only on the corporation’s books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

5.3 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or fewer than 10 days before the date of the meeting or more than 60 days before any other action.

5.4 Lost Certificates. The Board or any transfer agent of the corporation may direct a new certificate or certificates representing stock of the corporation to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board (or any transfer agent of the corporation authorized to do so by a resolution of the Board) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to give the corporation a bond in such sum as the Board (or any transfer agent so authorized) shall direct to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

5.5 Regulations. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the corporation.

SECTION 6. MISCELLANEOUS

6.1 Notices and Waivers Thereof. Whenever any notice whatever is required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by facsimile shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

6.2 Stock of Other Corporations or Other Interests. Unless otherwise ordered by the Board, the Chief Executive Officer, the President, the Secretary, and such attorneys or agents of the corporation as may be from time to time authorized by the Board, The Chief Executive Officer or the President, shall have full power and authority on behalf of the corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chief Executive Officer, the President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by the corporation.

6.3 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation’s name and the year and state in which it was incorporated.

6.4 Fiscal Year. The Board may determine the corporation’s fiscal year. Until changed by the Board, the last day of the corporation’s fiscal year shall be December 31.

6.5 Voting of Shares in Other Corporations. Shares in other corporations held by the corporation may be represented and voted by an officer of this corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

6.6 Amendments. By-laws may be amended, repealed or adopted by the stockholders.

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